EXHIBIT 10 (qq)


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                                   ----------

                             THE TIREX CORPORATION

                                   ----------

                     RUBBER CRUMB PURCHASE OPTION AGREEMENT

      Rubber Crumb Purchase Option Agreement, made this 19th day of August 1998, between:

                      ENERCON America Distribution Limited
                      540 Tansy Lane
                      Westerville, Ohio 43081

                                             (the "Operator")

                                             and

                      The Tirex Corporation
                      740 St. Maurice, Suite 201
                      Montreal, Quebec
                      Canada H3C 1L5

                                             (the "Manufacturer")

      Whereas, the Manufacturer and the Operator are parties to certain equipment lease and purchase agreements, of even date herewith (the "Equipment Lease and Purchase Agreements"), between the Manufacturer and the Operator respecting the sale by the Manufacturer and the Purchase by the Operator of the "Purchased Equipment" and the operating lease, between the Manufacturer, as lessor, and the Operator, as lessee, respecting the "Leased Equipment", as those terms are defined in the said Equipment Lease and Purchase Agreements.

      Whereas, in consideration for the premises and the mutual promises made therein, the Operator has agreed, pursuant to the Equipment Lease and Purchase Agreements, to enter into this Option Agreement with the Manufacturer pursuant to which the Operator hereby grants to the Manufacturer the option to purchase up to forty percent (40%) of the rubber crumb yielded by the disintegration of scrap tires in the TCS-1 System and the TCTS-1 System which are the respective subjects of the said Equipment Lease and Purchase Agreements (the "Subject System").

      Now, Therefore, it is agreed as follows:

1.    Definitions

      1.1 "Manufacturer" shall mean The Tirex Corporation and its successors and assigns.


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      1.2 "Operator"  shall mean ENERCON  America  Distribution  Limited and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, ENERCON America Distribution Limited, jointly and severally.

      1.3 All other Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed thereto in the Equipment Lease and Purchase Agreements.

2.    Grant of Option

      The Operator hereby grants to the Manufacturer an option (the "Option") to purchase up to forty percent (40%) of the rubber crumb yielded by the disintegration of scrap tires in the Subject Systems (the "Rubber Crumb Output").

3.    Term of Option

      The term of the Option shall be coextensive with the term of the operating lease provided for in Section 4 of the respective Equipment Lease and Purchase Agreements and shall commence as of the Acceptance Date.

4.    Conditions of Option

      The Manufacturer's rights to purchase the Rubber Crumb Output pursuant to this Option shall be subject to fulfillment of the following condition:

      (a) the Manufacturer shall furnish to the Operator, in writing, within ninety days of the Acceptance Date and every six months thereafter, the Manufacturer's anticipated purchase projections (the "Six-Month Projected Purchase Order") specifying the grades, types, and quantities of Rubber Crumb Output which the Manufacturer commits to purchase within the six-month period following the date of such Projected Purchase Order;

      The price, terms, and conditions specified in the Projected Purchase Order will be negotiated every six months for a period of six months.

5.    Inspection of Books

      Upon written request, the Manufacturer or its designated agent may examine the books and records of the Operator only insofar as they relate to this Rubber Crumb Purchase Option Agreement and are reasonably required to verify the volume of rubber crumb produced by the operation of the Subject Systems. Such examination shall take place at the offices of the Operator only during normal business office operating hours.

6.    Assignment


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      6.1 This Option  Agreement  may not be assigned by the Operator  except as part of the assignment of the Equipment Lease and Purchase Agreement, which may only be assigned pursuant to the express written consent of the Manufacturer, and any such assignment shall not relieve the Operator of its obligations hereunder unless expressly waived in writing by the Manufacturer.

      6.2 This Option Agreement may be transferred, assigned, pledged, or hypothecated by the Manufacture as part of the sale of its business or otherwise.

7.    Notices

      All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.

8.    Binding Effect.

      8.1 This Option Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Option Agreement cannot be assigned by the Operator except in accordance with Section 6.1 hereof. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Option Agreement.

      8.2 All the right, title, and interest of the Manufacturer under this Option Agreement may be enforced by the Manufacturer, its successors, and assigns. This Option Agreement shall continue in full force and effect notwithstanding the death, incapacity, or dissolution of the Operator or the increase, decrease, or change in the personnel of or members of the Operator, and shall be binding upon the Operator and the Operator's estate, legal representatives, heirs, and successors.

9.    Further Assurances

      At any time, and from time to time, after the execution of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

10.   Waiver


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      Any  failure  on the part of any party  hereto  to comply  with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

11.   Brokers

      Neither party has employed any brokers or finders with regard to this Agreement, unless otherwise described in writing to all parties hereto.

12.   Headings

      The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.   Governing Law

      This Agreement shall be governed by the laws of the State of Delaware.

14    Entire Agreement

      This Agreement and the premises and mutual promises in the Equipment Lease and Purchase Agreement constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the Option. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

15.   Severability

      If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

16.   Publicity

      All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the prior approval of counsel to the Manufacturer.

17.   Counterparts

      This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Agreement.


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         In  Witness  Whereof,  the  parties  hereto  have  caused  this  Option
Agreement to be executed the day and year first above written.

whatsoever.

                                       ENERCON AMERICA DISTRIBUTION LIMITED

                                       By /s/ David L. Holmes
                                          --------------------------------------
                                              David L. Holmes

                                       THE TIREX CORPORATION

                                       By /s/ Terence C. Byrne
                                          --------------------------------------
                                              Terence C. Byrne, President


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